                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2)
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                                 Xircom, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Xircom, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                    XIRCOM
                        THE MOBILE NETWORKING EXPERTS

                ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 19, 1996



To The Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Xircom, Inc., a California corporation (the "Company"), will be held on January 19, 1996 at 10:00 a.m., local time, in the Sonoma Room at the Hyatt Westlake Plaza Hotel, 880 South Westlake Boulevard, Westlake Village, California 91361, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected and duly qualified.

         2. To approve an amendment to the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 5,300,00 shares to 6,000,000 shares.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending September 30, 1996.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on November 27, 1995 are entitled to receive notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.


                                              By Order of the Board of Directors


                                              [SIG]


                                              Randall H. Holliday
                                              Secretary

Thousand Oaks, California
December 12, 1995

                                 XIRCOM, INC.
                         2300 CORPORATE CENTER DRIVE
                       THOUSAND OAKS, CALIFORNIA 91320


                                PROXY STATEMENT

         The enclosed Proxy is solicited on behalf of the Board of Directors of Xircom, Inc., a California corporation ("Xircom" or the "Company"), for use at Xircom's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, January 19, 1996 at 10:00 a.m., local time, or at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders.
The Annual Meeting will be held in the Sonoma Room at the Hyatt Westlake Plaza Hotel, 880 South Westlake Boulevard, Westlake Village, California 91361.

         The Company's principal executive offices are located at 2300 Corporate Center Drive, Thousand Oaks, California 91320, and its telephone number at that location is (805) 376-9300.

         These proxy solicitation materials were mailed or delivered on or about December 12, 1995 to all shareholders entitled to vote at the Annual Meeting.


VOTING AND SOLICITATION

         Shareholders of record as of the close of business on November 27, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On November 27, 1995, 19,006,581 shares of Xircom's Common Stock, $
 .001 par value (the "Common Stock"), were issued and outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below. The closing sale price of Xircom Common Stock as reported on The Nasdaq Stock Market on November 27, 1995 was $11.375 per share.

         Except as noted below under Proposal 1 "ELECTION OF DIRECTORS" under "Required Vote," each share has one vote on all other matters.

         Xircom will bear the cost of this solicitation, including reimbursement of brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally, by telephone or by telegram. Xircom has retained the services of D.F. King & Co., Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $4,000, plus out-of-pocket expenses.


REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or, (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Xircom, Inc., 2300 Corporate Center Drive, Thousand Oaks, CA 91320-1420, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1996

         Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1996 Annual Meeting must be received by the Company no later than August 14, 1996 to be included in the proxy statement and form of proxy relating to that meeting.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

         The Bylaws of the Company presently provide that there shall be six directors and that such directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules (if applicable) to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom votes will be cast will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and duly qualified.

         Names of the six nominees and certain information about each of them are set forth below. Information as to stock ownership of each director and all current directors and executive officers as a group is set forth below under "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                                                                                     Director
                      Name, Principal Occupation and Directorships                            Age      Since
                      --------------------------------------------                            ---    --------
Kenneth J. Biba .........................................................................      45      1991
  Special Consultant to President of Xircom since October 1995; Executive Vice
  President, General Manager Wireless Products Division of Xircom from September 1993 until October 1995; Executive Vice President, Business Development of Xircom from
  January 1993 until September 1993; Chief Operating Officer of Xircom from November
  1991 until January 1993; independent consultant to Xircom from December 1990 to
  November 1991.

Gary J. Bowen ...........................................................................      48      1995
  Executive Vice President, Worldwide Field Operations, Bay Networks, Inc. (a
  manufacturer and marketer of enterprise networking equipment) since October 1994
  (pursuant to merger of SynOptics Communications, Inc. and Wellfleet Communications,
  Incorporated in 1994); Senior Vice President, Marketing and Field Operations,
  Wellfleet Communications, Incorporated from January 1990 to October 1994.

Bruce C. Edwards ........................................................................      42      1991
  Executive Vice President since July 1994 and Chief Financial Officer of AST Research,
  Inc. (a manufacturer and marketer of personal computers) since March 1988; member of
  Board of Directors of AST since July 1994; member of Board of Directors of Platinum
  Software Corporation (a developer and marketer of applications software) since October
  1993 and of Diamond Multimedia Systems, Inc. ("Diamond") (a computer peripherals manufacturer) since January 1995.

Dirk I. Gates ...........................................................................      34      1988
  Chairman of the Board of Xircom since January 1995, Chief Executive Officer since
  October 1991 and President of Xircom since November 1988; various positions with
  Pertron Controls Corporation ("Pertron") (a manufacturer of programmable controllers for automated welding equipment) from 1983 until 1988.

J. Kirk Mathews .........................................................................      53      1988
  Chairman of the Board of Xircom from November 1988 to January 1995; Chief Executive
  Officer from November 1988 until October 1991; special advisor to the Company from
  October 1991 to January 1995, President and Chairman of the Board of Pertron from 1975 until 1988.

William J. Schroeder ....................................................................      51      1991
  President, Chief Executive Officer and member of Board of Directors of Diamond since
  May 1994; Vice Chairman of the Board of Conner Peripherals, Inc. (a disk drive manufacturer) from 1989 to 1994; President and Chief Operating Officer of Conner from
  1986 to 1989; also President of Conner's New Products Group from 1989 to 1990,
  President of Archive Corporation (a Conner subsidiary) from January 1993 to November
  1993 and CEO of Arcada Software, Inc. (a Conner subsidiary) from November 1993 to May
  1994.

There are no family relationships between any directors or executive officers of the Company.


BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of eleven (11) meetings during the fiscal year ended September 30, 1995, including six (6) telephonic meetings. The Board has an Audit Committee and a Compensation Committee but does not have a nominating committee.

         The Audit Committee of the Board of Directors consisted of Messrs. Evans, Edwards and Schroeder until the resignation of Roger L. Evans from the Board of Directors in May 1995. In September 1995, Mr. Bowen was appointed to the Audit Committee to replace Mr. Evans. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. There were three (3) meetings of the Audit Committee during fiscal 1995, including one (1) telephonic meeting.

         The Compensation Committee of the Board of Directors consisted of Messrs. Evans, Edwards and Schroeder until the resignation of Mr. Evans in May 1995. In September 1995, Mr. Bowen was appointed to the Compensation Committee to replace Mr. Evans. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy and administers the Company's Stock Option Plan. There were three (3) meetings of the Compensation Committee during fiscal 1995, all of which were telephonic meetings.

         During fiscal 1995, no director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served, held during such director's period of service on the Board. See "Director Compensation" for information on the compensation of non-employee directors.

DIRECTOR COMPENSATION
         Mr. Evans became Vice Chairman of the Board in October 1991, and resigned as Vice Chairman in January 1995 while remaining as a Director until May 1995. Greylock Management, a venture capital fund of which Mr. Evans is a general partner, was paid $15,500 in fees during fiscal 1995 for Mr. Evans' services to the Company. The Company also paid fees to each other outside director for their services as an outside director during fiscal 1995 as follows: $21,000 each to Messrs. Edwards and Schroeder, $16,000 to Mr. Mathews, and $4,000 to Mr. Bowen. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

         Each outside director is granted an option to purchase a total of 30,000 shares of Common Stock upon first joining the Board of Directors as an outside director, under the Company's 1992 Director Stock Option Plan. Directors Mathews and Bowen were each granted such an option during fiscal 1995, Mr. Mathews (pursuant to his resignation as Chairman, the cessation of his relationship with the Company as special advisor, and his assumption of duties as an outside director), on February 1, 1995 at an exercise price of $15.75 per share, and Mr. Bowen on August 11, 1995 at an exercise price of $10.875 per share. Such options vest cumulatively as to 7,500 shares each year for four years after the date of grant, based on continued service on the Board. In addition, on July 1 of each year, each outside director who has served on the Board for at least six months as of the date of grant is automatically granted under the plan an option to purchase 7,500 shares of Common Stock. Each annual option vests in full four years after the date of grant. Each such option is granted at an exercise price equal to fair market value as of the date of grant. Directors Edwards and Schroeder were each granted an option to purchase a total of 7,500 shares of Common Stock at an exercise price of $10.125 per share on July 1, 1995.


REQUIRED VOTE

         Each shareholder voting in the selection of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or may distribute such votes on the same principle among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the meeting. However, no shareholder may cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting.

         The six nominees receiving the highest number of Votes Cast will be elected as directors for the ensuing year. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. Votes that are withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to the election of directors, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum for the transaction of business.


RECOMMENDATION

         MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.


          PROPOSAL 2 - APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

         The Company's 1992 Stock Option Plan (most recently amended and restated January 27, 1995, and referred to herein as the "1992 Option Plan") currently permits the grant of both incentive stock options and nonstatutory stock options. Options granted under the 1992 Option Plan generally become exercisable over varying periods, based on continued employment, and in the case of incentive stock options, have a maximum term of ten (10) years after the grant date.

         Pursuant to the acquisition of and merger by the Company with Primary Rate Incorporated ("Primary Rate") in June 1995, (pursuant to which Primary Rate became a wholly owned subsidiary of the Company), the Company created the 1995 Stock Option Plan ("1995 Option Plan") to provide for the conversion of certain options for shares of Primary Rate held by employees of Primary Rate into options for shares of the Company. As of September 30, 1995, options to purchase 184,119 shares at a weighted average price of $1.76 per share were outstanding, and 44,650 shares remained available for future option grants under the 1995 Option Plan. No additional shares may be added to the 1995 Option Plan. All other general terms and conditions of the 1995 Option Plan are substantially the same as noted below as regards the 1992 Option Plan.

         The Proposed Amendment presented herein as Proposal 2 relates solely to the 1992 Option Plan.


PROPOSED AMENDMENT

         In November 1995, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1992 Option Plan to increase the number of shares reserved for issuance thereunder from 5,300,000 shares to 6,000,000 shares. As of November 27, 1995, there were 1,274,121 shares available for issuance under the 1992 Option Plan, including the 700,000 shares subject to shareholder approval at this Annual Meeting.

         At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1992 Option Plan.


RECOMMENDATION

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE 1992 OPTION PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH AMENDMENT.


DESCRIPTION OF 1992 STOCK OPTION PLAN

         The Company's 1992 Stock Option Plan, as amended (the "1992 Option Plan"), provides for the grant to employees of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant to employees and consultants of nonstatutory options.

         The 1992 Option Plan may be administered by the Board of Directors of the Company or by a committee of the Board, and shall be administered by the Board or its committee in a manner that complies with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Currently the 1992 Option Plan is administered by the Compensation Committee of the Board. The committee determines the terms of options granted, including exercise price, number of shares subject to each option and exercisability thereof, and form of consideration payable upon exercise. In addition, the Board has appointed a Stock Option Committee of Management, consisting of Messrs. Dirk Gates and Jerry Ulrich, which is authorized to grant options to employees other than elected officers within guidelines established by the Board or the Compensation Committee. Options granted under the 1992 Option Plan vest and become exercisable at such time or times as is determined by the administrator of the plan. Options granted to date generally vest over three or four years, assuming continued employment, and expire five years from the date of grant. Options are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

         The exercise price of incentive stock options granted under the 1992 Option Plan must be at least equal to 100% of the fair market value of the shares of Common Stock on the date of grant. Nonstatutory options may be granted at any exercise price. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The terms of all other options granted under the 1992 Option Plan may not exceed ten years. The option exercise price may be paid in cash, promissory note, shares of the Company's Common Stock, or through a broker-dealer sale and remittance procedure which will allow the optionee to exercise the option and sell the purchased shares on the same day, with the sale proceeds used to satisfy the option price payable for the purchased shares.

         In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option would be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation does not assume the option or substitute an equivalent option, the plan administrator is required to accelerate the exercisability of all outstanding options.

         The 1992 Option Plan also allows the Company to grant Stock Appreciation Rights ("SARs"), stock purchase rights and long-term performance awards. SARs may be granted in connection with or independent of options and entitle the holder thereof to receive an amount, in cash or Common Stock, at the Company's discretion, equal to the excess of the fair market value of the shares subject to the SAR on the date of its exercise over the fair market value on the date of grant. Stock purchase rights allow an offeree to purchase stock, subject to a right of the Company to repurchase unvested shares in the event of termination of employment. Shares purchased pursuant to stock purchase rights vest over time, based on continued employment. Long-term performance awards are cash or stock bonus awards which may be earned over a specified period after grant, based upon performance or employment factors. No SARs, stock purchase rights or long-term performance awards have been granted under the 1992 Option Plan.

         Unless terminated sooner, the 1992 Option Plan will terminate in May 2000. The Board has the authority to amend or terminate the 1992 Option Plan, provided, however, that no such action may adversely affect any outstanding option, SAR, long-term performance award or stock purchase right.

         As of September 30, 1995, 2,533,382 options to purchase shares of Common Stock had been exercised, options to purchase 2,236,587 shares at a weighted average exercise price of $9.20 per share were outstanding, and 1,230,030 shares remained available for future option grants under the 1992 Option Plan, including the 700,000 shares subject to shareholder approval at the Annual Meeting.


TAX INFORMATION

         Incentive stock options under the 1992 Option Plan are afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, the optionee will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale or exchange of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. Under the Code, the fair market value of the total number of shares of Common Stock (determined on the date of grant of such option) covered by incentive stock options held by an optionee first becoming exercisable in any one calendar year may not exceed $100,000. To the extent this limit is exceeded, such options shall not qualify as incentive stock options and will be taxed as nonstatutory stock options as described below.

         All other options granted under the 1992 Option Plan are nonstatutory options and will not qualify for any special tax benefits to the optionee. Accordingly, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount measured as the excess of the then fair market value of the shares over the exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         The ordinary income recognized by an optionee in accordance with the foregoing will be treated as wages for tax purposes and will be subject to tax withholding by the Company out of the current compensation paid to such person, if any. If such current compensation is insufficient to pay the withholding tax, such person will be required to make direct payment to the Company for the tax liability. Any required withholding in connection with the exercise of a nonstatutory stock option may, with the consent of the Board of Directors, be satisfied by an optionee, in whole or in part, by surrendering to the Company shares of Common Stock held by such person. For such purpose, the surrendered shares are valued at their fair market value at the time of surrender.

         The Company will be entitled to a tax deduction in the amount and at the time that an optionee recognizes ordinary income with respect to the
option.   No employee may be granted options, SARs and stock purchase rights to purchase more than 250,000 shares in any fiscal year nor more than 500,000 shares from December 9, 1993 to May 2000; provided however, that the fiscal year limitation may be exceeded with respect to an additional one-time grant of up to 250,000 shares to any newly hired employee. These limitations enable the Company to exclude the compensation expense relating to stock options, SARs and stock purchase rights under this 1992 Option Plan from consideration under limits on the deductibility of compensation expense for federal income tax purposes. To the extent the Board determines in the future that such limitations are not required to preserve the deductibility of such compensation expense, the Board may modify or eliminate these limitations. The Company has no current intent to grant options, SARs or stock purchase rights to any employee which would approach such limits. However, the Company believes that grants in such amounts could become appropriate in future periods to retain or attract executive personnel.

         Different rules for measuring an optionee's ordinary income and the Company's tax deduction may apply if the optionee is subject to Section 16 of the Exchange Act.

         THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.


PLAN BENEFITS

         The Company cannot now determine the exact number of options to be granted in the future to the executive officers named under "EXECUTIVE OFFICER COMPENSATION--Summary Compensation Table" below, to all current executive officers as a group, or to all employees (including executive officers). See "EXECUTIVE OFFICER COMPENSATION--Stock Option Grants and Exercises" below for the number of stock options granted to the executive officers named in the Summary Compensation Table in the fiscal year ended September 30, 1995. During the fiscal year ended September 30, 1995, options to purchase 190,000 shares of Common Stock of the Company were granted to all current executive officers as a group and options to purchase 1,145,750 shares of Common Stock of the Company were granted to all employees (including executive officers). For the purposes of this paragraph, the number of options referred to above as having been granted exclude any effects of repricing of then existing options as noted below under "COMPENSATION COMMITTEE REPORT--Fiscal Year 1995 Repricing of Options".


REQUIRED VOTE

         The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the Plan. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment of the Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.
Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.


              PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit Xircom's consolidated financial statements for the fiscal year ending September 30, 1996. Such appointment is being presented to the shareholders for ratification at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the Board's selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Ernst & Young LLP has audited Xircom's consolidated financial statements since the fiscal period ended September 30, 1989. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to answer appropriate questions from shareholders.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended September 30, 1995, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                                                                                             Long-term
                                                                  Annual Compensation       Compensation
                                                                ------------------------    ------------
                                                                                               Option          All Other
        Name, Age and Principal Position                 Year   Salary($)      Bonus($)       Shares(1)     Compensation(2)
        --------------------------------                 ----   ---------      --------       ---------     ---------------
Dirk I. Gates, 34                                        1995    $215,000      $  7,242            --                --
  Chairman, President and Chief Executive                1994    $195,000      $117,449            --                --
  officer                                                1993    $170,000      $ 51,797            --                --

Kenneth J. Biba, 45                                      1995    $165,000      $  8,663            --                --
  Executive Vice President and General Manager,          1994    $160,000      $ 68,965            --                --
  Wireless Products Division (until October 1995)        1993    $150,000      $ 51,622            --           $23,600

Marc M. Devis, 35(3)                                     1995    $183,598      $ 40,451        20,000                --
  Vice  President, Europe and Asia-Pacific Sales         1994    $161,583      $ 61,628        50,000                --
  and Marketing and Managing Director Xircom             1993    $149,580      $ 44,689            --                --
  Europe

Carl E. Russo, 39(4)                                     1995    $ 96,250      $ 41,250       100,000           $35,605
  Executive Vice President and General Manager,          1994          --            --            --                --
  Client Division                                        1993          --            --            --                --

Jerry N. Ulrich, 41                                      1995    $188,398      $ 15,444        20,000                --
  Chief Operating Officer and Chief Financial            1994    $160,000      $ 68,965        50,000                --
  Officer                                                1993    $133,333      $ 54,502        10,000                --

------------------
(1)  The Company has not granted any SARs.

(2) Does not include amounts related to the value of group term life insurance provided nor Company matching payments under the Company's 401(k) Plan, which together total less than $1,000 for each executive officer.

(3) Mr. Devis is provided the use of a company-paid car. The value of the personal use of the car is less than $10,000 per year.

(4) Mr. Russo joined the Company in April 1995, and was entitled to a guaranteed performance bonus for the first six months of his employment. Other compensation represents reimbursement for relocation and a hire incentive payment.


STOCK OPTION GRANTS AND EXERCISES

         The following tables set forth the stock options granted to the named executive officers under the Company's stock option plans and the options exercised by such named executive officers during the fiscal year ended September 30, 1995.

Stock Option Grants In Fiscal Year 1995

         The Option Grant Table sets forth hypothetical gains for the options at the end of their respective five (5)-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission ("SEC"). Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of five percent (5%) and ten percent (10%) from the date the option was granted to the end of the option term, less the exercise price. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                                                                                        Potential Realizable Value
                                                                                            at Assumed Annual
                                                                                           Rates of Stock Price
                                                                                             Appreciation for
                                    Individual Grants                                          Option Term
------------------------------------------------------------------------------------    --------------------------
                                     Percent of Total
                                    Options Granted to     Exercise or
                  Option Shares        Employees in        Base Price     Expiration
Name              Granted(#)(1)         Fiscal Year         ($/share)        Date          5%($)           10%($)
-----             -------------      ----------------      ----------     ----------    -----------      ----------
Dirk I. Gates            -                  -                   -              -             -                -

Kenneth J. Biba          -                  -                   -              -             -                -

Marc Devis            20,000              1.45%              $ 10.00       08/03/00       $ 55,256        $122,102

Carl E. Russo        100,000              7.25%              $ 11.00       04/24/00       $303,910        $671,561

Jerry N. Ulrich       20,000              1.45%              $ 10.00       08/03/00       $ 55,256        $122,102

------------------
(1) The Company did not grant any SARs in fiscal 1995.

Aggregate Option Exercises in Fiscal Year 1995 and Year-end Option Values

         The following table discloses all stock options exercised by the Chief Executive Officer and the other executive officers named in the Executive Officer Compensation table for the fiscal year ended September 30, 1995. The values realized in the following table are based on the difference between the market value of the underlying securities at the exercise date or the end of the fiscal year (September 30, 1995) minus the exercise price of the options. The value of unexercised in-the-money options are based on the difference between the market value at the end of the fiscal year and the exercise price of in-the-money options.

                                                         Number of unexercised        Value of unexercised
                                                            options at 1995         in-the-money options at
                                                               year-end                1995 year-end(1)
                    Shares acquired   Value realized   -------------------------   -------------------------
Name of Officer      on exercise(#)        ($)         Exercisable/Unexercisable   Exercisable/Unexercisable
---------------     ---------------   --------------   ----------- -------------   ----------- -------------
Dirk I. Gates             --                --              --            --            --           --
Kenneth J. Biba         224,183        $1,800,505         95,511       15,306        $995,223     $159,490
Marc Devis                --                --             2,083       67,917        $  7,812     $254,688
Carl E. Russo             --                --             --         100,000           --        $275,000
Jerry N. Ulrich         10,000         $   95,000         59,896       87,604        $307,578     $346,797

-----------------
(1) Total value of vested and unvested options based on the market value of the Company's Common Stock on September 30, 1995 ($13.75 per share).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

        From time to time, the Company has entered into letter employment agreements with certain of its executive officers which have set the officer's base salary and state that options to purchase the Company's Common Stock will be granted to the officer. The Company loaned Robert W. Bass $320,000 in February 1994 in connection with the purchase of a residence. The loan accrues interest at 4.94% and is secured by vested stock options. The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive Officers, directors and greater-than-ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the period from October 1, 1994 to September 30, 1995, a delayed Form 3 filing was made on behalf of Phil H. Belanger and a delayed Form 4 filing was made on behalf of Dirk I. Gates. Other than these delayed filings, again based solely on its review of copies of such forms received by it or written representations from certain reporting persons, the Company believes that all other filing requirements applicable to its officers, directors and ten percent shareholders were complied with.


                         COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors consists of the independent directors of the Company listed below. The committee is responsible for determining the Company's executive compensation policies at the beginning of each year, including the base salary levels and target incentives for executive officers of the Company. The committee also evaluates the performance of the Company's Chief Executive Officer against the company's overall objectives and administers the Company's Stock Option Plan and Employee Stock Purchase Plan. The Company's President and Chief Executive Officer, and the Company's Chief Operating Officer and Chief Financial Officer have provided executive officer background and independent salary survey information for the committee's use.

         The Company's policy is that executive compensation should meet two objectives: (1) to ensure that the compensation and incentives provided to the executive officers are closely aligned with the Company's financial performance and ultimately shareholder value and (2) to enable the Company to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the Company.

         To ensure that the first objective is met, the Committee has provided that a significant portion of officers' total potential compensation is earned as bonuses under a bonus plan on achievement of targeted financial objectives established at the beginning of the fiscal year. In addition, significant remuneration is tied to the Company's stock price performance, through the grant of stock options to key executive officers. With respect to the Chief Executive Officer, Mr. Gates is a founder of the Company and as of October 31, 1995, owned 1,444,202 shares of common stock. This substantial equity interest further ensures that increasing shareholder value is a key element of the total earnings of Mr. Gates.

         The second objective of the overall executive compensation policy is addressed by establishing compensation levels based on consideration of the salaries and total compensation of executive officers in similar positions with comparable companies in its industry, the Company's financial performance during the past year and each officer's performance against objectives related to their areas of responsibility.

         For fiscal year 1995, the Company's Chief Executive Officer bonus plan provided for incentive bonuses of 55% of salary based on (i) achievement of a combination of specific annual financial goals (30% bonus at target), (ii) a specific annual sales goal (10% bonus at target), (iii) specific quarterly financial goals (7.5% bonus at target) and (iv) annual individual objectives (7.5% for achievement). The other executive officers also had bonus incentives ranging from 40% to 45% of base salary based on the same annual and quarterly financial goals, individual objectives measured quarterly, and for those officers with sales responsibilities, specific sales volume incentives. No bonus would have been earned under the annual and quarterly financial goals portion of the bonus plans unless the Company achieved at least 90% of its targeted goal.

         Based on attainment of individual performance objectives, and financial objectives for the first quarter only of fiscal year 1995, the Chief Executive Officer received bonuses for fiscal 1995 totaling 3% of base salary (for a total bonus of $7,242). The other executive officers, excluding Mr. Russo, received bonuses ranging from 5% to 22% of base salary earned during the fiscal year. Mr. Russo had a guaranteed bonus of 45% of his base salary for the first six months of his employment.

         For fiscal 1996, the Chief Executive Officer bonus plan again provides for bonus to be based on achievement of specific financial and personal objectives. The total bonus available under the CEO plan is 55% of base salary based on achievement of targeted goals. The bonus plan for other executive officers provides for bonuses ranging from 40% to 45% based on achievement of specified financial goals, sales goals and personal objectives. The plans provide for higher percentages if targeted goals are exceeded.

         The committee considers granting stock options to an executive officer based upon a number of factors, including such officer's responsibilities and relative position in the Company, any changes in such officer's responsibility and position, and such officer's equity interest in the Company in the form of stock and options held by such individual. Options are granted at the current market price of the Company's Common Stock on the date of grant. During fiscal 1995, options for 190,000 shares were granted to the executive officers as a group. In addition, certain existing options for shares were amended under a repricing of such options (see below "Fiscal Year 1995 Repricing of Options").

         No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.


FISCAL YEAR 1995 REPRICING OF OPTIONS

         In August 1995 the Compensation Committee of the Board of Directors determined that the purposes of the Company's 1992 Stock Option Plan were not being adequately achieved with respect to those employees holding options that were exercisable at prices substantially above the then current market value, and that it was essential to the best interests of the Company and the Company s shareholders that the Company retain and continue to motivate such employees. Accordingly, the Board determined that it would be in the best interest of the Company and the Company's shareholders to provide such optionees the opportunity to exchange their above market value options for options exercisable at the then current market value. On August 3, 1995, upon approval by the Compensation Committee of the Board of Directors, the Company offered all holders of outstanding options under the 1992 Stock Option Plan at exercise prices in excess of $10.00 per share, the fair market value of the Company's stock on such date, the opportunity to exchange such options for new stock options at an exercise price of $10.00 per share, conditioned upon the optionee's agreement to accept a new vesting schedule for the repriced options. Under such new vesting schedule, repriced options have a vesting commencement date which is twelve months later than the original vesting commencement date for the original option. In connection with this repricing, an aggregate of 792,464 shares of Common Stock were repriced to an exercise price of $10.00 per share.

         The following table sets forth information with respect to the fiscal year 1995 repricing of those options held by executive officers of the Company.

                       FISCAL YEAR 1995 OPTION REPRICING


                                     NUMBER OF         EXERCISE
                                     SECURITIES        PRICE AT                 MONTHS VESTED      MONTHS VESTED UNDER
                                     UNDERLYING         TIME OF       NEW       UNDER ORIGINAL       REPRICED OPTION
                       DATE OF    OPTIONS REPRICED   REPRICING OR  EXERCISE      GRANT BEFORE        AFTER REPRICING
     NAME             REPRICING      OR AMENDED        AMENDMENT     PRICE    REPRICING ELECTION         ELECTION
     ----             ---------   ----------------   ------------  --------   ------------------   -------------------
Dirk I. Gates            --              --                --          --             --                    --
Kenneth J. Biba          --              --                --          --             --                    --
Marc M. Devis          8/3/95          50,000            $16.75     $10.00            12                     0
Carl E. Russo            --              --                --          --             --                    --
Jerry N. Ulrich        8/3/95          50,000            $16.75     $10.00            12                     0
Jerry N. Ulrich        8/3/95          10,000            $17.75     $10.00            23                    11
All Participating
Officers as a                                          Average of
group (6 persons)      8/3/95         185,000            $17.26     $10.00          Various               Various

COMPENSATION COMMITTEE:   Gary J. Bowen, Bruce C. Edwards, William J. Schroeder
                          (Roger L. Evans, October 1, 1994 through May 19, 1995)


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.


                            STOCK PERFORMANCE GRAPH

         The following graph compares the change in the Company's cumulative total shareholder return on its Common Stock with the Standard and Poor's 500 Stock Index and the Hambrecht & Quist High Growth Index for the 42 month period since the Company completed its initial public offering.


                   MAR. 31, 1992    SEPT. 30, 1992   SEPT. 30, 1993   SEPT. 30, 1994   SEPT 30, 1995
                   -------------    --------------   --------------   --------------   -------------
Xircom                  $100             $ 80             $130             $148             $ 98
S&P 500                 $100             $105             $119             $123             $160
H&Q Growth              $100             $ 87             $112             $113             $189





                                    [GRAPH]





Note: The Company's return is calculated based on the assumption that $100 was invested on March 31, 1992 at the initial public offering price of $14 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 31, 1995, by each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's Common Stock, each director, each executive officer named in the Executive Officer Compensation table, and all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                      Name and Address                               Number of Shares       Percent of Total
                      ----------------                               ----------------       ----------------
Kopp Investment Advisors, Inc. ("Kopp")(1) ......................       2,999,256                 15.8%
   6600 France Avenue South, Suite 672
   Edina, Minnesota 55435

Dirk I. Gates(2) ................................................       1,444,202                  7.6%
   2300 Corporate Center Drive
   Thousand Oaks, California 91320

J. Kirk Mathews(3) ..............................................       1,362,702                  7.2%
   2300 Corporate Center Drive
   Thousand Oaks, California 91320

Kenneth J. Biba(4) ..............................................         111,017                  0.6%
Jerry N. Ulrich(5) ..............................................          73,037                  0.4%
Marc M. Devis(6) ................................................          65,208                  0.3%
William J. Schroeder(7) .........................................          30,500                  0.2%
Bruce C. Edwards(8) .............................................          16,000                  0.1%
Carl E. Russo ...................................................           2,084                  0.0%
Gary J. Bowen ...................................................               0                  0.0%
All current directors and executive officers
  as a group (13 persons)(9) ....................................       3,219,451                 16.7%

----------------------
(1) Includes 83,000 shares for which Kopp possessed sole voting and investment power; 15,000 shares for which Kopp holds shared voting and investment power; and 2,901,256 shares for which Kopp has shared investment power but no voting power.

(2) Includes 4,400 shares held by an irrevocable trust, as to which Mr. Gates denies beneficial ownership and 1,439,802 held by the Dirk I. Gates Trust dated October 4, 1994 of which Mr. Gates is Trustee.

(3) Includes 40,000 shares held by a Mathews family educational trust, as to which Mr. Mathews denies beneficial ownership.

(4) Includes 110,817 shares subject to outstanding options held by Mr. Biba that were exercisable as of October 31, 1995 or within 60 days of such date.

(5) Includes 69,739 shares subject to outstanding options held by Mr. Ulrich that were exercisable as of October 31, 1995 or within 60 days of such date.

(6) Includes 5,208 shares subject to outstanding options held by Mr. Devis that were exercisable as of October 31, 1995 or within 60 days of such date.

(7) Mr. Schroeder's shares are held in the name of William J. Schroeder and Marilee J. Schroeder Revocable Trust. Includes 7,500 shares subject to outstanding options held by Mr. Schroeder that were exercisable as of October 31, 1995 or within 60 days of such date.

(8) Includes 15,000 shares subject to outstanding options held by Mr. Edwards that were exercisable as of October 31, 1995 or within 60 days of such date.

(9) Includes 318,976 shares subject to outstanding options held by all current directors and executive officers as a group that were exercisable as of October 31, 1995 or within 60 days of such date.

                                 OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                                              By Order of the Board of Directors


                                              [SIG]


                                              Randall H. Holliday
                                              Secretary

Thousand Oaks, California
December 12, 1995

                                     [LOGO]

                                 XIRCOM INC.

         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JANUARY 19, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Xircom, Inc. hereby constitutes and appoints DIRK I. GATES and JERRY N. ULRICH, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Xircom, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of Xircom, Inc. to be held in the Sonoma Room at the Hyatt Westlake Plaza Hotel, located at 880 S. Westlake Boulevard, Westlake Village, California on January 19, 1996 at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES AS TO THE BEST INTERESTS OF THE COMPANY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

        PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                        POSTAGE-PAID RETURN ENVELOPE.
                                                                | SEE REVERSE |
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)   |     SIDE    |

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.


1. To elect directors to serve for the ensuing year and until their successors are elected and duly qualified.


Nominees:  Kenneth J. Biba, Gary J. Bowen, Bruce C. Edwards, Dirk I. Gates,
J. Kirk Mathews and William J. Schroeder

                      FOR                       WITHHELD
                      [ ]                          [ ]

                                                            MARK HERE
[ ]                                                        FOR ADDRESS    [ ]
   ---------------------------------------                 CHANGE AND
   For all nominees except those indicated                 NOTE BELOW
   on the above line

2. To approve an amendment to the Company's Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 5,300,000 shares to 6,000,000 shares.

         FOR                    AGAINST                      ABSTAIN
         [ ]                      [ ]                          [ ]

3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending September 30, 1996.

         FOR                    AGAINST                      ABSTAIN
         [ ]                      [ ]                          [ ]

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proxies are authorized to cumulate votes and vote on such other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of the Company.

Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Signature:                              Date
          -----------------------------     ----------------

Signature:                              Date
          -----------------------------     ----------------